************************************************
From file s-1.6

        SPECIMEN - NOT AN OFFICIAL FILING

************************************************


This good money filing will be accepted and the fees checked but since it is missing the required FDS, it will be have a warning indicating that it is flawed.


MISSING REQUIRED ARTICLE